UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2011

EMMIS COMMUNICATIONS CORPORATION
(Exact name of registrant as specified in its charter)

INDIANA	0-23264	35-1542018
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

ONE EMMIS PLAZA 40 MONUMENT CIRCLE SUITE 700 INDIANAPOLIS, INDIANA	46204
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (317) 266-0100

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 3, 2011, we entered into a new employment agreement with Patrick Walsh, effective September 4, 2011, who will continue to serve as Executive Vice President, Chief Financial Officer and Chief Operating Officer, extending his employment through September 3, 2013. Mr. Walsh’s annual base compensation for the term of the employment agreement is $600,000. Mr. Walsh’s annual incentive compensation targets for fiscal years 2012, 2013, and 2014 continue to be 100% of his base compensation. In the event that Mr. Walsh’s employment terminates upon expiration of the employment agreement, Mr. Walsh’s annual incentive compensation for fiscal year 2014 will be pro-rated. The company retains the right to pay any annual incentive compensation in cash or shares of our common stock. Additionally, the award of annual incentive compensation is based upon achievement of certain performance goals to be determined each year by our Compensation Committee. On September 8, 2011, Mr. Walsh received an option to acquire 250,000 shares of our Class A Common Stock. Mr. Walsh is also scheduled to receive a completion bonus upon the expiration of the agreement equal to at least $500,000, with additional targets (inclusive of the minimum completion bonus amount) of $800,000 and $1,200,000 based upon certain increases in share price set forth in the employment agreement. Mr. Walsh will receive an automobile allowance of $1,000 per month and will be reimbursed for up to $5,000 per year in premiums for life and disability insurance and professional fees related to estate planning. Mr. Walsh retains the right to participate in all of our employee benefit plans for which he is otherwise eligible. The agreement remains subject to termination by our board of directors for cause (as defined in the agreement), and by Mr. Walsh for good reason (as defined in the agreement) upon written notice. Mr. Walsh is entitled to certain termination benefits upon disability or death, and certain severance benefits.

Also on September 30, the Compensation Committee approved the payment of certain bonuses to key participants in the Merlin Media transaction, including payments to Jeffrey H. Smulyan, Patrick M. Walsh and Richard E. Cummings in amounts equal to 125%, 45% and 12%, respectively, of their current base salaries.

Signatures.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

EMMIS COMMUNICATIONS CORPORATION

Date: October 3, 2011	By:	/s/ J. Scott Enright
J. Scott Enright, Executive Vice President, General Counsel and Secretary

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